Exhibit 99.1

Investor Contact:	Tonya Chin
408-962-2573
tchin@shoretel.com
SHORETEL REPORTS FINANCIAL RESULTS FOR
THIRD FISCAL QUARTER 2008
Company Delivers Sequential Revenue Growth
SUNNYVALE, Calif., April 29, 2008 – ShoreTel®, Inc., (NASDAQ: SHOR), a leading provider of Pure IP unified communications solutions, today announced financial results for the third quarter of fiscal year 2008 ended March 31, 2008.
For the third fiscal quarter of 2008, revenue was $31.5 million, an increase of 21 percent over the third quarter of 2007 and a three percent increase over the prior quarter. GAAP net loss was $1.7 million, or $(0.04) per share, compared to net income of $2.0 million, or $0.06 per diluted share, reported in the third quarter of 2007. GAAP net loss in the third quarter of 2008 included $2.2 million in stock-based compensation expense, compared to $0.6 million reported in the third quarter of fiscal year 2007.
Excluding these stock-based compensation charges and related tax adjustments, non-GAAP net income for the third quarter of 2008 was $0.3 million, or $0.01 per diluted share compared to non-GAAP net income of $2.6 million, or $0.07 per diluted share, reported in the third quarter of 2007.
GAAP gross margins for the third quarters of 2008 and 2007 were 62 percent. GAAP gross margin in the third quarter of 2008 included $183,000 in stock-based compensation expenses, compared to $29,000 in the third quarter of fiscal year 2007. Non-GAAP gross margins, which exclude stock-based compensation charges, were 63 percent in the third quarter of 2008, compared to 62 percent in the year-ago quarter.
As of March 31, 2008, the Company had $103 million in cash, cash equivalents and short-term investments.
“Growth in our revenue in the face of an increasingly challenging market is a tribute to our outstanding team, distribution partners and the strength of the ShoreTel unified communications (UC) system,” said John W. Combs, chairman and CEO. “In recent months, prospective customers have shifted their focus when evaluating UC systems, and are placing more weight on the economic return that their new UC system will have on their organization. This growing focus on reducing total cost of ownership and improving return on investment plays to a key ShoreTel strength versus competitive offerings.”

Operational Highlights for Third Fiscal Quarter of 2008:
PRODUCTS /CUSTOMERS
•	The Company continued to invest in the development of its products and services during the quarter. The ShorePhone® IP 565 with color display, embedded Bluetooth, and gigabit Ethernet capability began shipping globally with positive customer response. The Company completed both alpha and beta testing on its most current system software release that will be introduced later this quarter. Additionally it introduced its ShoreWare® Contact Center v.4.66, a suite of applications that dramatically improve customer service while reducing the cost of deploying and maintaining a high-performance inbound or outbound multimedia call center.

•	During the quarter, the Company detailed how Hitachi Consulting, a long-time ShoreTel customer, has continued to benefit from its ShoreTel unified communications (UC) system. Hitachi Consulting has deployed ShoreTel’s UC solution at all of its offices in the U.S. and Europe, creating a single, integrated phone system complete with five-digit dialing, centralized management, and toll bypass. According to Hitachi Consulting, ShoreTel’s UC system has made the company a more collaborative and productive organization, while saving it more than $10,000 every month.

•	During the quarter, the Company highlighted its increased adoption of its unified communications solutions among educational institutions globally. ShoreTel’s unique ability to enable educational institutions to lower costs, allow teachers to spend more time teaching, increase staff productivity, and handle emergency situations and disaster recovery makes it an ideal fit in the education market.
PARTNERSHIPS
•	The Company announced it is working with IBM to integrate ShoreTel’s distributed unified communications solutions with IBM’s unified communications and collaboration platform, IBM Lotus Sametime. The resulting plug-in is intended to allow joint customers to access ShoreTel’s powerful distributed IP telephony features from within their IBM Lotus Sametime application.

•	The Company’s developer community, a group comprised of ShoreTel customers, reseller partners and third party integrators that are authorized to develop ShoreTel applications for internal use or resale, grew to over 100 during the quarter. This is in addition to the ShoreTel Technology Partner program which allows companies to fully test and certify that their products and services are compatible with ShoreTel’s unified communications system.

ACCOMPLISHMENTS/AWARDS
•	The Company won the 2008 ‘Best in VoiceCon’ Award for the second year in a row, which recognizes new and exceptional enterprise IP unified communications solutions. ShoreTel received the award for its ShoreTel 7.5 unified communications system which it demonstrated at the VoiceCon show in Orlando, Florida.

•	The San Jose Mercury News included ShoreTel in the 2007 Silicon Valley 150, with $117.5 million in reported revenue for CY 2007.
Business Outlook
The Company is providing the following outlook for the quarter ending June 30, 2008:
•	Revenue is expected to be in the range of $28 to $33 million.

•	GAAP gross margins are expected to be in the range of 61 percent to 62 percent, including approximately $200,000 in stock-based compensation expense. Non-GAAP gross margins are expected to be in the range of 62 percent to 63 percent.

•	GAAP operating expenses are expected to be in the range of $23 to $24 million, including approximately $2.5 million in stock-based compensation expenses. Non-GAAP operating expenses are expected to be in the range of $20.5 to $21.5 million.
Use of Non-GAAP Financial Measures
ShoreTel reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the Company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the Company’s true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses, which are non-cash charges, in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for April 29, 2008
ShoreTel will host a corresponding conference call and live Webcast at 2:30 p.m. Pacific Daylight Time on April 29, 2008. To access the conference call, dial 877-584-6502 for the U.S. or Canada and 706-679-0430 for international callers and provide the operator with the conference identification number of 39986149. The Webcast will be available live on the Investor Relations section of the Company’s corporate Web site at www.shoretel.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:30 p.m. Pacific Daylight Time on April 29, 2008 until 11:59 p.m. Pacific Daylight Time on May 6, 2008, by dialing 800-642-1687 or 706-645-9291 for callers outside the U.S. and Canada and entering the conference identification number of 39986149.
Legal Notice Regarding Forward-Looking Statements
ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by John W. Combs and statements in the “Business Outlook” section regarding ShoreTel’s anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include general economic conditions, particularly in the United States, and the impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, supply and manufacturing risks, our ability to control costs as we expand our business, uncertainty as to market acceptance of new products and services, costs of, and customer reaction to, our pending litigation and other risk factors set forth in ShoreTel’s Form 10-K for the year ended June 30, 2007 and in its Form 10-Q for the quarter ended December 31, 2007.
About ShoreTel, Inc.
ShoreTel, Inc., (NASDAQ: SHOR) is a leading provider of Pure IP unified communications solutions. ShoreTel enables companies of any size to seamlessly integrate all communications-voice, video, messaging and data -with their business processes. Independent of device or location, ShoreTel’s distributed software architecture eliminates the traditional costs, complexity and reliability issues typically associated with other solutions. ShoreTel continues to deliver the highest levels of customer satisfaction, ease of use and manageability while driving down the overall total cost of ownership. ShoreTel is headquartered in Sunnyvale, California, and has regional offices in the United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com or call 1-877-80 SHORE.
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(TABLES TO FOLLOW)

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of	As of
	March 31,	December 31,	June 30,
	2008	2007	2007
ASSETS
Current assets:
Cash and cash equivalents	$95,981	$86,724	$17,326
Short-term investments	7,000	18,680	—
Accounts receivable, net of allowance for doubtful accounts of $544, $398 and $320 as of March 31, 2008, December 31, 2007 and June 30, 2007, respectively	20,922	20,432	19,411
Inventories	11,328	7,783	7,057
Prepaid expenses and other current assets	4,151	3,221	3,372

Total current assets	139,382	136,840	47,166
Property and equipment — net	3,646	3,460	2,933
Other assets	2,228	148	2,935

Total assets	$145,256	$140,448	$53,034

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$8,214	$6,209	$7,433
Accrued liabilities and other	3,778	3,989	2,807
Accrued employee compensation	4,998	3,695	3,782
Deferred revenue	13,046	12,263	10,126

Total current liabilities	30,036	26,156	24,148

Long-term liabilities:
Preferred stock warrant liability	—	—	549
Long-term deferred revenue	4,698	4,497	3,825

Total long-term liabilities	4,698	4,497	4,374

Total liabilities	34,734	30,653	28,522

Redeemable convertible preferred stock	—	—	56,341

Shareholders’ equity (deficit):

Common stock	192,803	190,385	53,206
Deferred stock compensation	(163)	(186)	(237)
Accumulated deficit	(82,118)	(80,404)	(84,798)

Total shareholders’ equity (deficit)	110,522	109,795	(31,829)

Total liabilities and shareholders’ equity (deficit)	$145,256	$140,448	$53,034

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
Revenue:
Product	$26,610	$23,142	$80,992	$61,473
Support and services	4,879	2,867	13,033	7,431

Total revenues	31,489	26,009	94,025	68,904
Cost of revenue
Product (1)	9,322	7,997	27,450	21,271
Support and services (2)	2,649	1,813	6,988	4,853

Total cost of revenue	11,971	9,810	34,438	26,124

Gross profit	19,518	16,199	59,587	42,780
Gross profit %	62.0%	62.3%	63.4%	62.1%
Operating expenses:
Research and development (3)	7,064	4,282	19,528	11,450
Sales and marketing (4)	10,309	7,009	27,435	18,441
General and administrative (5)	4,909	2,973	13,110	8,383

Total operating expenses	22,282	14,264	60,073	38,274

Income (loss) from operations	(2,764)	1,935	(486)	4,506
Other income (loss)	951	231	3,351	(7)

Income (loss) before (provision for) benefit from income taxes	(1,813)	2,166	2,865	4,499
(Provision for) benefit from income taxes	99	(126)	(185)	(311)

Net income (loss)	(1,714)	2,040	2,680	4,188
Accretion of preferred stock	—	(13)	—	(38)

Net income (loss) available to common shareholders	$(1,714)	$2,027	$2,680	$4,150

Net income (loss) per share available to common shareholders:
Basic (6)	$(0.04)	$0.23	$0.06	$0.50
Diluted (7)	$(0.04)	$0.06	$0.06	$0.12

Shares used in computing net income (loss) per share available to common shareholders:
Basic (6)	42,651	8,887	42,223	8,342
Diluted (7)	42,651	35,822	44,941	35,493

Includes stock-based compensation as follows:

(1) Cost of product revenue	$19	$3	$44	$7

(2) Cost of support and services revenue	164	26	352	55

(3) Research and development	602	91	1,348	190

(4) Sales and marketing	690	123	1,713	331

(5) General and administrative	690	353	1,486	1,470

	$2,165	$596	$4,943	$2,053

(6)	Basic net income (loss) per share and share count have been computed using the weighted average number of common shares outstanding and do not include the dilutive effect of redeemable convertible preferred stock which existed for the three and nine month periods ended March 31, 2007.

(7)	Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities, including the assumed conversion of redeemable convertible preferred stock which existed for the three and nine month periods ended March 31, 2007. Potentially dilutive securities were not included in the computation of diluted net loss per share for the three months ended March 31, 2008, because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
GAAP gross profit	$19,518	$16,199
Stock-based compensation in product cost of revenue (a)	19	3
Stock-based compensation in support and services cost of revenue (a)	164	26

Non-GAAP gross profit	$19,701	$16,228

GAAP gross profit %	62.0%	62.3%
Stock based compensation (a)	0.6%	0.1%

Non-GAAP gross profit %	62.6%	62.4%

Total GAAP operating expenses	$22,282	$14,264
Stock based compensation included in research and development (a)	(602)	(91)
Stock based compensation included in sales and marketing (a)	(690)	(123)
Stock based compensation included in general and administrative (a)	(690)	(353)

Total non-GAAP operating expenses	$20,300	$13,697

GAAP net income (loss) available to shareholders:	$(1,714)	$2,027
Adjustments for stock-based compensation (a)	2,165	596
Tax effect of non-GAAP adjustments	(152)	—

Non-GAAP net income available to shareholders	$299	$2,623

GAAP diluted net income (loss) per share (b):	$(0.04)	$0.06
Adjustments for stock-based compensation (a)	$0.05	$0.01
Tax effect of non-GAAP adjustments	$—	$—

Non-GAAP diluted net income per share (b):	$0.01	$0.07

(a)	Due to the nature of the variables that impact the Company’s valuation of stock-based compensation, some of which are outside the control of management, and the non-cash nature of stock-based compensation charges, these expenses are excluded by management when evaluating the Company’s core operating results.

(b)	Diluted net income per share and share count reflect the weighted average number of common shares used in the basic net income per share calculation plus the effects of all potentially dilutive securities, including the assumed conversion of redeemable convertible preferred stock which existed for the three months ended March 31, 2007. Potentially dilutive securities were not included in the computation of GAAP diluted net loss per share for the three months ended March 31, 2008, because to do so would have been anti-dilutive.
SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2008
	High	Low
GAAP gross profit %	62.0%	61.0%
Adjustments for stock-based compensation	1.0%	1.0%

Non-GAAP gross profit %	63.0%	62.0%

Total GAAP operating expenses	$24,000	$23,000
Adjustments for stock-based compensation	$(2,500)	$(2,500)
Total non-GAAP operating expenses	$21,500	$20,500